Exhibit 10.3

FIRST AMENDMENT
TO THE
MEDICALCV, INC.
MANAGEMENT INCENTIVE PLAN

Effective as of February 15, 2008, the Management Incentive Plan (“MIP”) shall be amended to read as follows:

1.          The following shall be added to the Section titled, “Payment in the Event of a Change in Control”:

“For purposes of this Plan, change in control shall mean:

(a)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, provided that a Change in Control shall not occur if a person acquires the majority described above by virtue of any acquisition of Stock directly from the Company;

(b)           the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)           the sale of all or substantially all of the assets of the Company.”

Dated:  February 22, 2008

MEDICALCV, INC.

By:	Michael A. Brodeur
Its:	Vice President, Finance and Chief Financial Officer